First Quarter 2008 Earnings Release Conference Call

April 24, 2008

Ron DeFeo - Terex Corporation - Chairman and Chief Executive Officer

Thank you, Brandie. Good morning, ladies and gentlemen, and thank you for your interest in the Terex Corporation today.

On the call and available for your questions will be Steve Filipov, Rick Nichols, Bob Isaman and Tim Ford, our Group Presidents. With me and participating on today’s call is Tom Riordan, Terex President and COO, and Phil Widman, our Chief Financial Officer. A little housekeeping: to accommodate our audiences in earlier time zones or anyone unable to listen in, there will be a replay of this teleconference that will be available shortly after the conclusion of this call and can be accessed until Thursday, May 1, 2008 at 5:00 p.m. Eastern Daylight Time. To access the replay, call 800-642-1687, and for International participants, 706-645-9291, and enter conference id # 42839012. Obviously, you can also access our information through our web site.

So, let me get started. The first quarter performance, we feel, is another positive step in what we expect to be a milestone year for Terex on our way to the “12 by 12 in ‘10” goal. We have many accomplishments to be proud of, but also numerous opportunities to address along the way. We are still a freshman in high school, but I do expect to graduate later this year to become a sophomore. Hopefully in today’s call, you can see that while there are some cross currents that need to be addressed, we can and we will respond to these cross currents on our way to achieving the near and mid-term goals that we have set for ourselves.

The first quarter illustrates some of what I mean. Earnings per share were up 46% and net sales increased a bit over 17%. Reflecting upon the revenue, we did benefit by approximately eight percentage points on net sales in the first quarter relating to acquisitions and currency, meaning that our net sales were up 9% on an organic basis. This organic growth rate alone will get us to about the $12 billion revenue level in 2010 but, of course, we would expect to be making some acquisitions during this period, plus I am hopeful that we can do better than this 9% organic growth rate.

All is not doom and gloom in our markets, and I hope you get that sense from our press release. In the quarter, we had an operating margin of 10.8%, up from the 10% level of last year. This is probably the most challenging part of our goal, as achieving the 12% operating margin in 2010 requires dealing with the challenging cost environment that is in front of us. In fact, some of the same reasons why infrastructure spending globally is so strong, and the 70% of our business which is outside the United States is so strong, also causes our input costs to rise. So, don’t fret, it is an issue, but it is something that can be overcome. To deal with this, we need to aggressively explain to our customers the cost increase story and get price increases appropriately. While we will certainly be doing this, it does make for some choppy forecasting which, as Phil will explain, is why we have increased our average guidance but not pushed the full-year up outside the higher end of the range we previously provided. It is simply too soon to provide that certain of a view of how the timing of the pricing and cost increase developments will play out in the back half of the year.

However, we also have the opportunity at Terex to fix some of our underperforming businesses from a margin perspective and we are doing this. In fact, we think some of the moves we can make to help both our Roadbuilding and Construction businesses simultaneously will begin showing benefits in 2009 and 2010. This will be in the area of shared manufacturing assets.

Lastly, we have some really strong businesses that we expect will stay this way and, in fact, balance out our business portfolio. Look at the strength in Cranes, with a growth of 26% year-over-year in the quarter; Materials Processing & Mining, with a growth of over 42%. I know some have thought the AWP business was teetering on the brink, but the first quarter actually illustrated growth in both North America and International. For our Construction business, there is a definite softening of certain countries in Western Europe and the housing market in the U.S. remains quite weak. However, we continue to view the current marketplace more as an opportunity than as a near-term risk, as our Construction business has a relatively low market share that we feel we can grow as we build out capability today for the future.

All in all, Terex remains strong and is getting stronger. We welcome ASV into the Terex family of businesses as well as the bridge inspection equipment company of Hydra that is being added to our Roadbuilding operations. Superior Highwall Miners has already shown great prospects for us as well, focused on coal which, as you know, is a strong area of future growth. Now, I would like to turn it over to Phil Widman, who will cover the corporate performance, and then our President, Tom Riordan, will highlight some of the noteworthy operating activities. Then, of course, we'll take your questions. Phil?

Phil Widman - Terex Corporation – Chief Financial Officer

Thanks, Ron. Good morning, everyone. Before I begin, let me remind you that we will discuss expectations of future events and performance of the company on today’s call, and that such expectations are related to certain uncertainties related to macroeconomic factors, interest rates, governmental actions and other factors. A fuller description of the factors that affect future expectations is included in the press release and our other public filings. I encourage you to read them.

Net sales reached a record for the first quarter at $2.4 billion, up 9% excluding the translation impact of foreign currency fluctuations and acquisitions, while our income from operations of $256 million increased 28%. Net income increased to $1.59 per share from $1.09 in the prior-year period. You will recall that in 2007 we had an $.08 per share negative impact related to the early extinguishment of senior subordinated notes. Cash used in operating activities was somewhat higher than last year, but fairly typical for this time of year. Return on invested capital, which we now measure on an after tax-basis, was 27.3% for the trailing four-quarter period.

The net sales increase in the first quarter was driven mainly by the Materials Processing & Mining and Crane segments, as worldwide infrastructure and commodity needs continue to provide significant demand for our products. We also had overall net sales growth in the Aerial Work Platforms segment, although a little different than our expectations. Excluding acquisitions and the impact of currency, the remaining two segments were relatively flat over the comparable prior-year period.

Income from operations increased to $256 million (an operating margin of 10.8%) compared to $201 million (an operating margin of 10%) in the prior year. Volume growth in our more profitable segments, the positive impact of prior pricing adjustments and the trend toward higher capacity crane and mining products contributed positively to the result. However, we are also dealing with commodity cost increases, efficiency challenges and the negative impact in the quarter of the inventory valuation and amortization effects of the recent acquisitions in some of our businesses. SG&A expenses increased in relation to net sales volume and on an absolute basis, representing our investment to improve our business processes and capitalize on developing market opportunities. You will note that our Crane and Materials Processing & Mining segments, where we expect sustained strength in end markets, contributed 60% of the operating profit in the period, while we still maintained excellent AWP results.

The effective tax rate in the first quarter was 33.8%, compared to 37.5% in the prior-year period. The effect of recently reduced statutory rates in several European countries had a positive effect relative to the prior year, as well as the fact that the first quarter of 2007 rate included a discrete charge for the repatriation of international cash.

Return on Invested Capital reached 27.3%, again, on an after-tax basis, for the trailing 12-month period, as we benefited from the excellent trailing profitability. Our 2008 target, excluding the impact of ASV, is 25.6%. The impact of the ASV acquisition will tend to dampen this metric in the short term somewhat. We used $190 million in cash from operating activities, $25 million more than the 2007 period, due in part to a decrease in customer advances as we completed commissioning and delivery of large crane and mining products, as well as a decrease in receivable discounting. As is typical, our working capital increases in the first quarter in anticipation of increased volume in the mid-year period. The level of working capital to trailing annualized net sales reached 24.9%, 0.8% of which relates to the inclusion of recent acquisitions and 0.5% to the difficulties caused by the major flooding in Australia during the quarter. This compares to 21.5% in the prior year period. Our challenge with inventory is to improve processes throughout the supply chain, specifically, logistics and planning. We continue to maintain our focus in this area.

Debt less Cash and cash equivalents increased $522 million in the quarter to $769 million, representing 23.3% of total capitalization, mainly due to the completion of acquisitions, share repurchases of $52 million and the operating cash activities mentioned earlier. We will continue to pursue opportunistic acquisitions and invest internally for profitable growth while executing our share repurchase program.

With regard to backlog levels, we continue to experience significant overall growth, up to $4.8 billion from $3.4 billion in the prior year. Again, this represents orders that are deliverable in the next 12 months. You will note that this quarter we have not included approximately $210 million in potential backlog related to rough-terrain crane products until we finalize pricing for 2009 deliveries. This is expected to be resolved in the third quarter.

Given our strong first quarter performance, an assessment of the challenges and opportunities in some of our end markets, the anticipated steel cost pressures and our response to these factors, we are increasing our full year 2008 guidance to a net sales level of $10.5 to $10.9 billion and earnings of $6.85 to $7.15 per share. The EPS midpoint would represent a 20% increase over 2007 levels. With that, I'll turn it over to Tom.

Tom Riordan – Terex Corporation - President and Chief Operating Officer

Thanks, Phil. Good morning, everyone. I will cover our current views of end markets and business conditions, review how some of our different businesses are performing, then wrap up with an overview of some of our key initiatives and challenges.

The end markets for Terex continue to be reasonably strong on average, as most regions continue to improve their infrastructure, which drives demand for our products. There are clear differences in the relative strength of various geographies, and we believe we are reasonably well positioned for the current economic environment.

The Aerial Work Platforms market continues to be somewhat bifurcated—North America is still a solid but flat market, the U.K. has slowed down based on customer consolidation, and most of Europe continues to be very strong, along with the Middle East and Latin America.

We are pleased with the performance of our AWP business in the quarter. North America was up mid-single digits, EMEA (Europe, Middle East and Africa) was up high teens, and Latin America was up solid double digits, with Asia Pacific down for us based on recent severe weather in Australia that Phil mentioned, along with some local softness in the Asian market. We expect Asia Pacific to rebound fairly quickly. Our margins were good at 18%, and we made very good progress in continuing to build our global sales and service infrastructure. As part of that, we recently announced our plans to build a new plant in Changzhou, China. This is very much in line with our intent of having production capability located to serve regional markets, along with taking advantage of lower cost sourcing and assembly capability for our global markets. Our AWP backlog and order trends continue to be very much in line with our expectations, with the North American market up slightly and the European market down somewhat.

Moving on to the global Construction equipment market, we see it continues to be quite varied. North America continues to be depressed but stable. Eastern Europe continues to be strong, with softness in the U.K. and Southern Europe and stable in the rest of Western Europe. The Middle East, Africa and Asia all continue to be very strong. Our Construction equipment business had a tough quarter. While our net sales were up nearly 10%, this increase was driven by exchange rates and by the ASV acquisition, which is doing very well. Cost pressures from steel and fabricated parts had an impact this quarter along with some operational issues. Overall, our order rates are solid, our backlog is up significantly from a year ago, and we expect good mid-term performance from this group. Our first mini excavator was recently produced and sold in Sanhe, China.

Large infrastructure projects around the globe are driving demand for our cranes. The larger capacity cranes are continuing to see unprecedented orders, which is the core of our product offering. Our Cranes business had a very good quarter, with significant increase in backlog and a 300 basis point improvement in operating margin. We continue to work on supply constraints diligently, including our own bottlenecks. We would hope to announce new plant capacity expansion plans in the near future.

The general environment for Materials Processing & Mining markets continues to be very strong. Basic materials industries are investing heavily to upgrade and expand their capacities, which are driving our product demand. We expect to see these trends continuing for the foreseeable future. Our Materials Processing & Mining business had a terrific quarter with net sales up over 40% and profitability up nearly 50%. Similar to our Cranes business, we continue to stretch our suppliers and our own capacities and are making good progress to relieve these constraints. The recent severe rains in Australia affected our Mining business, which we expect to make up in the coming quarters. In addition to the plant for India for Materials Processing previously announced, we would hope to announce additional new capacity expansion plans for both of these businesses in the near future. Backlogs have continued to increase and we see very strong quoting and bid activity, particularly in Mining.

The Roadbuilding and Utilities businesses continue to struggle. Although we have continued to cut costs and overhead, fundamental sales and order trends in the U.S. remain soft. I mentioned in the fourth quarter call that I expected to see improved margins in this segment in 2008. With the steel cost increases we are seeing and the competitive environment, we are likely to see very moderate improvement in profitability this year.

Let me come back to the current steel cost situation. With recent significant increases in iron ore, coking coal, scrap steel, energy and other costs associated with the manufacturer of steel, we are heavily engaged in both managing the availability and costs of steel and related components. We have a number of fixed price contracts that we expect our steel supply partners will continue to honor. Many of these raw steel supply agreements will expire at the end of the second quarter, although many fabrication component agreements continue past that. As price increase requests continue to come through our supply chain, we are seeing strong cost pressures in Europe and moderate pressures elsewhere. Our corporate supply management team is working very closely with local business leaders and sourcing teams to ensure visibility and transparency with the cost challenges.

Many of our larger and longer lead time products, such as cranes and mining equipment, already have built in cost escalation contracts with our customers. Shorter lead time products, such as those in our Construction business, have minimal pricing protection from existing orders. That being said, we also expect to be able to raise prices or add surcharges in the vast majority of our businesses and products. While we are sensitive to our customers’ needs and aggressively working to find other cost offsets, we can and we will be raising prices to cover these steel cost increases. Although there is no assurance that we will be 100% successful, and there will be some timing issues, we are confident that, in general, we will recover the majority of these cost increases.

Working capital continues to be an area of focus. We traditionally built inventories in the first quarter in anticipation of the “selling season” in quarters two and three, and this year is no exception. With the strong growth and demand for many of our products, along with the ASV acquisition, our working capital as a percent of sales is somewhat high. The positive side of this is the natural hedge against some of the cost increases cited earlier, as well as helping to mitigate supply disruptions. While inventory is always considered “waste” in lean companies, we are prudently working to strike the right balance for the benefit of our customers and our stakeholders.

The last area I would like to cover is the Terex Management System, or our new company-wide ERP system that we are migrating to. The implementation of three pilot sites will occur around mid-year, and while we have significant focus and some last-minute tweaking that needs to happen, we are still very confident of the benefits, and are busy preparing for the next sites to be implemented in Q1 2009. At this point, I'll turn it back to Ron.

Ron DeFeo - Terex Corporation - Chairman and Chief Executive Officer

Thank you, Tom. Thank you, Phil. A final point before going to questions—really a point of reflection upon the valuation of our company. Let’s examine three of our key business segments. Our Materials Processing & Mining segment—this is a business that revenue was up 43% this quarter, and on a total-revenue basis, it approximates the amount of revenue of a couple of public comparables. It is a high mid-teens operating margin business and we think a high return on invested capital business and the equity valuation attached to that certainly should be significant. Reflecting upon our Cranes business, which grew 26% in the quarter, with a huge increase in backlog, probably an unparalleled position in large cranes globally, which should be giving us some sustained performance, there is another public comparable out there from a valuation point of view, leading to pretty substantial equity valuations to be contributed from this segment. And, of course, the Aerial Work Platforms business, which is a business of $2.5 billion in revenue approximately, has tremendously good returns on capital, of course, and high-teens operating margin—18% in the quarter—and there is another public comparable from a valuation point of view. Just those three plus, of course, the opportunity that exists in our Construction business and in our Roadbuilding and Utility business, which we intend to improve, should argue for a substantially higher equity valuation than we have today. We believe in this. We are going to work on it, and we are going to continue making the changes necessary in this company to take us to the kind of performance that we think is possible for Terex over the next several years.